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                                                                       Exhibit 2




List of Persons Filing Schedule 13D Pursuant to Rule 13d-1(a) under the Act

Paul M. Montrone

Sandra G. Montrone

Paul M. Meister, as co-trustee of the 1996 GRAT




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